UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2015

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-9861	16-0968385
(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 842-5445

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 17, 2015, the Board of Directors of M&T Bank Corporation (“M&T”) authorized a new stock repurchase program (the “Stock Repurchase Program”) to repurchase up to $200 million of shares of its common stock, $0.50 par value per share, on the open market or in privately negotiated transactions. The exact number of shares, timing for such purchases, and the price and terms at and on which such purchases are to be made will be at the discretion of M&T and will comply with all applicable regulatory limitations, including those set forth in M&T’s 2015 Capital Plan which received no objection from the Board of Governors of the Federal Reserve System and contemplated repurchases of up to $200 million during the first half of 2016. Shares that are repurchased under the Stock Repurchase Program will be held in M&T’s Treasury and will constitute authorized but unissued shares of M&T common stock and will be eligible for issuance in the future. The Stock Repurchase Program rescinds and replaces M&T’s stock repurchase plan that was authorized by the Board of Directors of M&T in February 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, M&T has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

By: /s/ Rene’ F. Jones
Name: Rene’ F. Jones
Title: Executive Vice President and Chief Financial Officer

Date: November 18, 2015